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                                                                    Exhibit 23.5
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                          CONSENT OF GARNETT CONSULTING


April 20, 2001

Resolution Performance Products LLC
RPP Capital Corporation
1600 Smith Street
Suite 2400
Houston, Texas 77022

     In connection with the offer by Resolution Performance Products LLC and RPP Capital Corporation (the "Issuers") to exchange their 13 1/2% Senior
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Subordinated Notes due 2010 (the "Old Notes"), for a like principal amount of
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any or all of their outstanding 13 1/2% Senior Subordinated Notes due 2010 (the
"New Notes"), we hereby consent (i) to the Issuers' references to information
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provided by us in the Registration Statement on Form S-4 (File No. 333-57170)
filed with the Securities and Exchange Commission (the "SEC") on March 16, 2001,
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as such registration statement may be amended (as amended, the "Registration
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Statement"), and (ii) to all other references to our firm included in or made a
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part of the Registration Statement.

                                                     GARNETT CONSULTING


                                                     By:      /s/ Karl D. Loos
                                                     Name:    Karl D. Loos
                                                     Title:   President